Exhibit 107

CALCULATION OF FILING FEE TABLES

424(b)(5)

(Form Type)

Brixmor Property Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(c)	112,010	$20.30	$2,273,237.98	$0.0001102	$250.51
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)	2,387,990	$20.30	$48,476,201.97 (2)			S-3	333-235277	December 20, 2019	$6,292.21 (2)
	Total Offering Amounts					$50,749,439.95		$250.51
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$250.51

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share of the common stock of the registrant as reported on the New York Stock Exchange on October 25, 2022.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, 2,387,990 shares of unsold securities (the “Unsold Securities”) were carried forward pursuant to the registrant’s registration statement on Form S-3 (No. 333-235277), which was declared effective on December 20, 2019 (the “Prior Registration Statement”). In connection with the registration of the Unsold Securities, a registration fee of $6,292.21 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) was previously paid. Pursuant to Rule 415(a)(6), the filing fee of $6,292.21 associated with the offering of the Unsold Securities will continue to be applied to the Unsold Securities registered hereunder.